UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2005

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in our quarterly report on Form 10-Q for the quarter ended October 2, 2004. For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the “Risk Factors” contained in our registration statement on Form S-4 and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to our quarterly report on Form 10-Q for the quarter ended October 2, 2004, and any subsequently filed reports. All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 8.01                                             Other Events.

Corrections of Management’s Discussion and Analysis Discrepancies

In connection with the offering described below, The Wornick Company ( the “Company”) has become aware that certain discrepancies existed in its financial information presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of its previously filed Form S-4 Prospectus (the “S-4”) and Form 10-Q for the quarter ended October 2, 2004 (the “10-Q”).  This information (where applicable), however, has been correctly reflected in the respective consolidated financial statements contained in the S-4 and 10-Q; accordingly, no change to any of the financial statements contained therein or the notes thereto is required.  Management does not believe the discrepancies are material, either individually or in the aggregate.

The discrepancies noted are as follows:

•                       The disclosure on page 35 of the S-4 states that U.S. Government receivables represented 86% of total accounts receivable at December 31, 2003.  The correct amount is 82%.

•                       The disclosure on page 35 of the S-4 states that U.S. Government receivables represented 87% and 80% of total accounts receivable at July 5, 2003 and June 30, 2004, respectively. The correct amounts are 82% and 78%, respectively.

•                       The disclosure on page 36 of the S-4 states that commercial co-manufacturing customer receivables represented 14% of total accounts receivable at December 31, 2003. The correct amount is 10%.

•                       The disclosures related to quantitative and qualitative market risk on pages 49 and 25 of the S-4 and 10-Q, respectively, state that the Company had approximately $5.4 million of debt as of December 31, 2003 that was sensitive to interest rate risk and that a 1% hypothetical increase in interest rates would decrease net income by approximately $54,000.  The correct amounts are $4.9 million and $49,000, respectively.

•                       The disclosure on page 43 of the S-4 states that profit from operations for the Company’s Right Away Division, or RAD, segment increased by $16.1 million and overall operating costs in the corporate segment increased by $1.9 million for the fiscal year ended December 31, 2003 as compared to the fiscal year ended December 31, 2002.  The correct amounts are $17.5 million and $1.7 million, respectively.

•                       The disclosure on page 18 of the 10-Q states that net sales to the Department of Defense increased by $4.5 million for the quarter ended October 2, 2004 as compared to the quarter ended October 4, 2003.  The correct amount is $3.3 million.

•                       The disclosure on page 18 of the 10-Q states that sales of Meals Ready-to-Eat (“MREs”) increased by $1.5 million for the quarter ended October 2, 2004 as compared to the quarter ended October 4, 2003.  The correct amount is $0.2 million.

•                       The disclosure on page 18 of the 10-Q states that branded sales increased by $737,000 for the quarter ended October 2, 2004 as compared to the quarter ended October 4, 2003.  The correct amount is $775,000.

•                       The disclosure on page 22 of the 10-Q states that a reduction in our Prepared Food Division’s sales was attributable to a reduction in sales of MREs of $25.8 million and a reduction in sales of commercial products of $1.8 million.  The correct amounts are $25.0 million and $4.9 million, respectively.

•                       The disclosure under the heading “Liquidity and Capital Resources” on page 23 of the 10-Q for the nine month period ended October 2, 2004 states that cash from (used in) operating activities and investing activities was $2,258 thousand or $2.3 million and ($166,160) thousand or $(166.2) million, respectively.  The correct amounts are $3,398 thousand or $3.4 million and ($165,720) thousand or $(165.7) million, respectively.

•                       The disclosure under the heading “Liquidity and Capital Resources” on page 23 of the 10-Q states that approximately $165.5 million of the increase in cash flows from investing activities for the quarterly period ended October 2, 2004 was primarily related to the acquisition by the Company of the business of The Wornick Company, a Nevada corporation, as a going concern.  The correct amount is $165.1 million.

TWC Holding LLC and TWC Holding Corp. Senior PIK Notes Offering

Immediately following this filing, TWC Holding LLC, the direct parent of the Company, and TWC Holding Corp., a wholly-owned subsidiary of TWC Holding LLC, intend to price an offering of their jointly issued 13.875% Senior PIK Notes due 2011 (the “Holding Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended.  The Holding Notes will not and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Holding Notes are not secured by any collateral and neither the Company nor any of its subsidiaries are guarantors of the Holding Notes.

Backlog

Our total backlog as of October 2, 2004 was $38.1 million.  Backlog represents products or services that our customers have committed by contract to purchase from us and for which we have firm orders.  Large portions of these commitments are terminable by at will the customer.  Our backlog consists in large part of orders under our contracts with the Department of Defense.

It is expected that a substantial portion of our backlog will be converted to revenue. However, there can be no assurance that our backlog will become revenues in any particular period, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ John F. Mcquay
	Name:	John F. McQuay
	Title:	Chief Financial Officer and Treasurer

Dated:  February 8, 2005